UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 1, 2005
TRM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-19657 (Commission File Number)	93-0809419 (IRS Employer Identification No.)
5208 N.E. 122nd Avenue
Portland, Oregon 97230
(Address of Principal Executive Offices) (Zip Code)
(503) 257-8766
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entering into a Material Definitive Agreement
     On September 1, 2005, TRM Corporation (the “Company”) (NASDAQ:TRMM) and the Company’s wholly-owned subsidiaries, TRM (ATM) Limited (“TRM (ATM)”), a company incorporated in England and Wales, and TRM Services Limited “(TRM Services”), a company incorporated in England and Wales, entered into Purchase Agreements (the “Agreements”) with Travelex UK Limited (“Travelex”), a company incorporated in England and Wales, and SNAX 24 Corporation Limited (“SNAX 24”), a company incorporated in England and Wales. Pursuant to the Agreements, at the closing, (i) TRM (ATM) will purchase from Travelex all of the business and assets of the ATM business of Travelex in the United Kingdom (“Assets”) and (ii) TRM Services will purchase from Travelex and SNAX 24 all of the shares of Travelex ATMs Limited (“ATMs”), a company incorporated in England and Wales ( “Shares”).
     The cash purchase price to be paid for the Assets and the Shares is £43.4 million (approximately $78 million based on exchange rates as of 1 September 2005), subject to certain working capital-related adjustments.
     The closing is subject to customary closing conditions, including obtaining financing for the purchase. The transaction is expected to close during the fourth quarter of 2005.
     The Company and its affiliates have no material relationship with Travelex, ATMs or SNAX 24, other than pursuant to the Agreements.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description
99.1	Press release dated September 1, 2005 announcing agreement to purchase the United Kingdom-based ATM business of Travelex UK Limited.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM Corporation Registrant
Date: September 8, 2005	By:	/s/ Daniel E. O’Brien
Daniel E. O’Brien
Chief Financial Officer

EXHIBIT INDEX
     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
No.	Description
99.1	Press release dated September 1, 2005 announcing agreement to purchase the United Kingdom-based ATM business of Travelex UK Limited.

*	Filed electronically herewith.

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